Exhibit 10.1
EXECUTION COPY
$1,050,000,000

MPH ACQUISITION HOLDINGS LLC

5.50% Senior Secured Notes due 2028

Purchase Agreement
August 17, 2021
Goldman Sachs & Co. LLC,

as Representative of the Initial Purchasers

c/o Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282

Ladies and Gentlemen:

MPH Acquisition Holdings LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $1,050,000,000 principal amount of 5.50% Senior Secured Notes due 2028 (the “Securities”). The Securities will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), by and among the Issuer, the Guarantors (as defined below) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”).
The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Issuer has prepared a preliminary offering circular dated August 16, 2021 (together with documents incorporated or deemed to be incorporated by reference therein, the “Preliminary Offering Circular”) and will prepare an offering circular dated the date hereof (together with documents incorporated or deemed to be incorporated by reference therein, the “Offering Circular”) setting forth or incorporating by reference information concerning the Issuer, the Guarantors and the Securities. Copies of the Preliminary Offering Circular have been, and copies of the Offering Circular will be, delivered by the Issuer to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”). The Issuer hereby confirms that it has authorized the use of the Preliminary Offering Circular, the Time of Sale Information (as defined below) and the Offering Circular in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Offering Circular, the Time of Sale Information and the Offering Circular shall include all documents subsequently filed by MultiPlan Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Circular.
The Securities will be guaranteed (the “Guarantees”), jointly and severally, on a senior secured basis, (i) by each of the Issuer’s subsidiaries that guarantee the Issuer’s New Credit Facility (as defined below) as described in the Time of Sale Information, with such subsidiaries listed on Schedule 2 hereto (the “Guarantors”), and (ii) any other subsidiary of the Issuer formed or acquired following the date hereof that is required to provide an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns, pursuant to their respective guarantee.

The Securities and the Guarantees will be secured on a first-lien pari passu basis with the obligations under the New Credit Facility, subject to Permitted Liens (as defined below) and certain exceptions as described in the Time of Sale Information and the Offering Circular under the caption “Description of Notes”, by liens on the assets of the Issuer and the Guarantors that have also been pledged on a first-priority basis as collateral securing the Issuer’s New Credit Facility as described in the Time of Sale Information and the Offering Circular (other than the Excluded Assets (as defined in the Indenture)) (the “Collateral”). The liens on the Collateral securing the Securities will be created by, and certain rights of the holders of the Securities with respect to the Collateral will be documented by, a security agreement dated as of the Closing Date, to be entered into by and among the Issuer and the Guarantors, together with other agreements and instruments evidencing or creating a security interest, in each case, in favor of the Notes Collateral Agent, for the benefit of the Trustee and the holders of the Securities (collectively, the “Security Agreements”). The liens on the Collateral securing the Securities and the rights of the holders of the Securities with respect to the Collateral will be subject to an intercreditor agreement, dated as of the Closing Date (the “Intercreditor Agreement”), by and among the Trustee, the Notes Collateral Agent and the New Credit Facility Agent (as defined below), and acknowledged by the Issuer and the Guarantors.
The Issuer intends to use (i) the net proceeds from the sale of the Securities and (ii) the borrowings received in connection with entering into that certain New First Lien Credit Agreement (the “New Credit Agreement”)], dated as of the date hereof, by and among the Issuer, the lenders party thereto and Goldman Sachs Lending Partners LLC, in its capacity as administrative and collateral agent thereunder (the “New Credit Facility Agent”) (the “New Credit Facility”) to (x) repay all of the Issuer’s outstanding indebtedness under that certain Credit Agreement, dated as of June 7, 2016, by and among MPH Acquisition Corp 1, a Delaware corporation, the Issuer, the co-obligors party thereto from time to time, the lenders and letter of credit issuers party thereto from time to time, and Barclays Bank PLC, in its capacities as administrative agent, collateral agent, swingline lender and letter of credit issuer and each of the other entities from time to time (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Facility”) and (y) to pay the related fees and expenses in connection with the transactions contemplated in the above clauses (i) and (ii) therewith, as described under the caption “Use of Proceeds” in the Time of Sale Information and the Offering Circular (such transactions, collectively, the “Refinancing”).
At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Circular, as supplemented and amended by the written communications listed on Schedule 3 hereto and any documents subsequently filed by MultiPlan Corporation with the Commission that are deemed to be incorporated by reference therein.
The Issuer and the Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:
1.     Purchase and Resale of the Securities.
(a)The Issuer agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 98.75% of the principal amount thereof plus accrued interest, if any, from August 24, 2021 to the Closing Date. The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
(b)The Issuer understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
(i).it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii).it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and
(iii).it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:
(A)    within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or
(B)    in accordance with the restrictions set forth in Exhibit B hereto.
(c)Each Initial Purchaser acknowledges and agrees that the Issuer and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Issuer and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Exhibit B hereto), and each Initial Purchaser hereby consents to such reliance.
(d)The Issuer acknowledges and agrees that the Initial Purchasers may offer and sell the Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell the Securities purchased by it to or through any Initial Purchaser.
(e)The Issuer and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and the Guarantors with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Issuer, the Guarantors or any other person. Additionally, no Initial Purchaser is advising the Issuer, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Initial Purchaser shall have any responsibility or liability to the Issuer or the Guarantors with respect thereto. Any review by any Initial Purchaser of the Issuer, the Guarantors and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Initial Purchaser, as the case may be, and shall not be on behalf of the Issuer, the Guarantors or any other person.
2.     Payment and Delivery.
(a)Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell llp, 450 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on August 24, 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Initial Purchasers and the Issuer may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”
(b)The Securities shall be delivered by the Issuer to the Initial Purchasers (or as the Representative may direct) through the facilities of The Depository Trust Company (“DTC”) against payment by the Initial Purchasers of the amount specified in Section 1(a) by means of wire transfer of immediately available funds to an account previously identified by the Issuer on or prior to the Closing

Date. The Securities shall be evidenced by one or more certificates in global form (collectively, the “Global Note”) registered in such names as the Representative may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities. Each Global Note will be made available for inspection by the Initial Purchasers not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
3.     Representations and Warranties of the Issuer and the Guarantors. The Issuer and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:
(a)Preliminary Offering Circular, Time of Sale Information and Offering Circular. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Circular, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Circular, the Time of Sale Information or the Offering Circular as set forth in Section 7(b) hereof.
(b)Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum, when they were or are filed with the Commission, conformed or will conform in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)Additional Written Communications. The Issuer and the Guarantors (including their respective affiliates, agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to, and each of them agrees that it will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuer and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Circular, (ii) the Offering Circular, (iii) the documents listed on Schedule 3 hereto, including a pricing supplement substantially in the form of Exhibit A hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication does not conflict with the information contained in the Time of Sale Information or the Offering Circular (that has not been superseded or modified) and, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation and warranty with respect to any statements or omissions made in any such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication as set forth in Section 7(b) hereof.
(d)Financial Statements. The consolidated historical financial statements of MultiPlan Corporation and its subsidiaries and the related notes thereto included in each of the Time of Sale Information and the Offering Circular, present fairly in all material respects the consolidated financial position of MultiPlan Corporation and its consolidated subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods specified and such financial statements comply in all material respects with the requirements of Regulation S-X of the Commission.
(e)No Material Adverse Change. Since June 30, 2021, (i) there has not been any change in the capital stock (other than issuances or repurchases of common stock or grants, forfeitures or vesting of equity-based awards pursuant to earnouts or employee incentive plans or agreements) or long-term debt of the Issuer, the Guarantors or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Issuer or the Guarantors on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position or results of operations of the Issuer or the Guarantors and their respective subsidiaries taken as a whole; (ii) none of the Issuer, the Guarantors or any of their respective subsidiaries has entered into any transaction or agreement that is material to the Issuer or the Guarantors and their respective subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Issuer, the Guarantors and their respective subsidiaries taken as a whole; and (iii) none of the Issuer or the Guarantors or any of their respective subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Time of Sale Information and the Offering Circular.
(f)Organization and Good Standing. The Issuer, the Guarantors and their respective significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, rights, assets, management, financial position or results of operations of the Issuer, the Guarantors and their respective subsidiaries taken as a whole or on the performance by the Issuer and the Guarantors of their obligations under the Transaction Documents (a “Material Adverse Effect”). As of the date hereof, the Issuer does not own or control, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities or interests in any corporation, association or other entity other than the subsidiaries listed in Schedule 2 to this Agreement.
(g)Capitalization. As of June 30, 2021, on an as adjusted basis, after giving effect to the Refinancing, each of MultiPlan Corporation and its subsidiaries (on a consolidated basis) and the Issuer and its subsidiaries (on a consolidated basis) would have had the issued and outstanding capitalization as set forth in each of the Time of Sale Information and the Offering Circular under the heading “Capitalization” (under the “As Adjusted” column, including the footnotes thereto). All the outstanding shares of capital stock or other equity interests of each subsidiary of the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Issuer, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for restrictions on transfer imposed by applicable securities laws and liens permitted under the Indenture on the Closing Date (as described in the Time of Sale Information and the Offering Circular) (the “Permitted Liens”).
(h)Due Authorization. The Issuer and the Guarantors have the full right, power and authority to execute and deliver the Transaction Documents (as defined below), and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is party and the consummation of the transactions contemplated thereby has been duly and validly taken. This Agreement, the Securities, the New Credit Agreement, the Security

Agreements, the Intercreditor Agreement and the Indenture (including the Guarantees set forth therein) are collectively referred to herein as the “Transaction Documents.”
(i)The Indenture. The Indenture has been duly authorized by the Issuer and the Guarantors, and on the Closing Date will be duly executed and delivered by the Issuer and the Guarantors and, assuming due execution and delivery in accordance with its terms by the Trustee, will constitute a valid and legally binding agreement of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).
(j)The Securities and the Guarantees. The Securities have been duly authorized by the Issuer and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Securities will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Indenture has been duly executed, authenticated, issued and delivered by the Guarantors in accordance with its terms and upon the due execution, authentication, issuance and delivery of the Securities in accordance with the Indenture and the issuance of the Securities in connection with the sale of the Securities to the Initial Purchasers pursuant to this Agreement, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
(k)Security Agreements and Intercreditor Agreement. Each of the Security Agreements and Intercreditor Agreement have been duly authorized and, at the Closing Date, will have been executed and delivered by the Issuer and each of the Guarantors to the extent a party thereto, and, at the Closing Date, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and binding obligation of the Issuer and each of the Guarantors to the extent a party thereto, enforceable against the Issuer or such Guarantor party thereto in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.
(l)Collateral. (i) Upon execution and delivery, the Security Agreements will be effective to grant a legal, valid and enforceable security interest in all of the grantor’s right, title and interest in the Collateral to the extent that a legal, valid and enforceable security interest in such Collateral may be created under any applicable law of the United States of America and any states thereof, including, without limitation, the applicable Uniform Commercial Code; and (ii) the Issuer and the Guarantor and their subsidiaries collectively own, have rights in or have the power and authority to collaterally assign rights in the Collateral, free and clear of any liens other than Permitted Liens.
(m)Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and each Guarantor.
(n)MultiPlan Corporation Operations. MultiPlan Corporation does not own any material assets, carry on any material business or conduct any material operations other than the holding of equity securities of the Issuer and neither Multiplan Corporation nor any holding company through which Multiplan Corporation holds equity securities of the Issuer has any assets or liabilities other than its ownership of the Issuer.
(o)Descriptions of the Transactions. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Circular.

(p)No Violation or Default. None of the Issuer or any of the Guarantors is in violation of its charter or by-laws or similar organizational documents. None of the Issuer, the Guarantors or any of their respective subsidiaries is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer, the Guarantors or any of their respective subsidiaries is a party or by which the Issuer, the Guarantors or any of their respective subsidiaries is bound or to which any property, right or asset of the Issuer, the Guarantors or any of their respective subsidiaries is subject; or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (ii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(q)No Conflicts. The execution, delivery and performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees), the granting and perfection of liens and security interests in the Collateral pursuant to the Security Agreements, and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or result in the creation or imposition of any Lien pursuant to, any agreement or other instrument binding upon the Issuer or any Guarantor or to which any of their properties is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Issuer or any Guarantor or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(r)No Consents Required. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Exhibit B hereto) and their compliance with their agreements set forth therein, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which any of them is a party, the issuance and sale of the Securities (including the Guarantees), the grant and perfection of liens and security interests in the Collateral pursuant to the Security Agreements, and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers or as shall have been obtained or made prior to the Closing Date, and is in full force and effect on the Closing Date, (ii) the filing of UCC-1 financing statements as may be required to perfect or secure the priority of the security interests granted in favor of the Notes Collateral Agent for the benefit of itself, the Trustee and each holder of the Securities pursuant to the Security Agreements, (iii) any filings required with the USPTO and any filings required with the USCO as may be required to perfect or secure the priority of the security interests granted in favor of the Notes Collateral Agent for the benefit of itself, the Trustee and each holder of the Securities pursuant to the Security Agreements and (iv) where the failure to obtain any such consents, approvals, authorizations, orders, registrations or qualifications or make such filings would not impair, in any material respect, the ability of the Issuer and the Guarantors to consummate the transactions contemplated hereby.
(s)Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Circular, (i) there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending, to which the Issuer, the

Guarantors or any of their respective subsidiaries is or may be a party or to which any property, right or asset of the Issuer, the Guarantors or any of their respective subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Issuer, the Guarantors or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect; and (ii) no such Actions are threatened or, to the knowledge of the Issuer and each of the Guarantors, contemplated by any governmental or regulatory authority or by others that, individually or in the aggregate, if determined adversely to the Issuer, the Guarantors or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect.
(t)Independent Accountants. PricewaterhouseCoopers LLP, who has audited certain consolidated financial statements of MultiPlan Corporation and its subsidiaries, are independent public accountants with respect to MultiPlan Corporation and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(u)Real and Personal Property. None of the Issuer, the Guarantors or their respective subsidiaries owns any material real property. The Issuer, the Guarantors and their respective subsidiaries have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Issuer, the Guarantors and their respective subsidiaries, in each case, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Issuer, the Guarantors and their respective subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) secure the indebtedness under the Existing Credit Facility, the New Credit Facility and the Indenture, as well as the other Permitted Liens.
(v)Intellectual Property. (i) The Issuer, the Guarantors and their respective subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) the Issuer, the Guarantors and their respective subsidiaries have not received any notice of any claim, and to the knowledge of the Issuer and the Guarantors, no such claim has been threatened, relating to Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(w)Investment Company Act. None of the Issuer or the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Circular, none of the Issuer or the Guarantors will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(x)Taxes. The Issuer, the Guarantors and their respective subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (other than with respect to taxes for which appropriate reserves have been made in accordance with GAAP), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Circular, there are no tax deficiencies that have been, or could reasonably be expected to be, asserted against the Issuer, the Guarantors or any of their respective subsidiaries or any of their respective properties or assets that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)Licenses and Permits. The Issuer, the Guarantors and their respective subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations (“Permits”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Circular, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Circular, none of the Issuer, the Guarantors or any of their respective subsidiaries has received written notice of any revocation or modification of any such Permit or has any reason to believe that any such Permit will not be renewed in the ordinary course, except where such revocations, modifications or non-renewals would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(z)Compliance with Environmental Laws. (i) The Issuer, the Guarantors and their respective subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Issuer, the Guarantors or their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(aa)Compliance with Health Care Laws. None of the Issuer, the Guarantors or any of their respective subsidiaries, nor any of their respective officers or directors, has, on behalf of the Issuer, the Guarantors or any of their respective subsidiaries, knowingly or willfully violated any Health Care Laws, except as described in the Time of Sale Information and the Offering Circular or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” shall mean the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b )), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 provisions of the American Recovery and Reinvestment Act of 2009 (Division A, Title XIII of Pub. L. No. 111-5) (“HITECH Act”), and comparable state and local laws, and the regulations promulgated pursuant to such statutes, each as amended from time to time.
(ab) Compliance with HIPAA and HITECH. To the extent that the Issuer, the Guarantors or any of their subsidiaries is a “covered entity” or “business associate” as defined under the Administrative Simplification provisions of HIPAA, as amended by the HITECH Act, and all regulations and guidance promulgated thereunder, the Issuer and its subsidiaries (i) have undertaken all necessary risk analyses and assessments, as required by HIPAA; (ii) have developed and implemented a detailed compliance plan for being in compliance with HIPAA; and (iii) conduct all standard electronic transactions in accordance with HIPAA, except, with respect to clauses (i)-(iii) above, as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Issuer and the Guarantors, none of the Issuer, the Guarantors or any of their respective subsidiaries is the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that would reasonably be expected to have a Material Adverse Effect, in connection with any actual or potential HIPAA violation by the Issuer or subsidiary.
(ac)Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Issuer, the Guarantors or any member of their respective “Controlled Groups” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 430 of the Code or Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 430 of the Code or Section 305 of ERISA); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vi) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (vii) none of the Issuer, the Guarantors or any member of their respective Controlled Groups has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except in each case, with respect to the events or conditions set forth in (i) through (vii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.
(ad) Compliance with Labor Laws. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Issuer and each of the Guarantors, threatened against the Issuer, any of the Guarantors or any subsidiary of the Issuer or the Guarantors before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the knowledge of the Issuer and each of the Guarantors, threatened, against the Issuer, any of the Guarantors or any subsidiary of the Issuer or the Guarantors, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Issuer and each of the Guarantors, threatened against the Issuer, any of the Guarantors or any subsidiary of the Issuer or the Guarantors and (C) no union representation dispute currently existing concerning the employees of the Issuer, the Guarantors or any subsidiary of the Issuer or the Guarantors and, to the knowledge of the Issuer and each of the Guarantors, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.
(ae)Accounting Controls. MultiPlan Corporation and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. MultiPlan Corporation and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization. Except as disclosed in the Time of Sale Information and the Offering Circular, MultiPlan Corporation and its subsidiaries are not aware of any material weaknesses in their internal controls.
(af)Insurance. The Issuer, the Guarantors and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption and “errors and omissions” insurance, which insurance is in amounts and insures against such losses and risks as are generally prudent and customary in the businesses in which they are engaged; and none of the Issuer, the Guarantors or any of their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(ag)No Unlawful Payments. None of the Issuer, the Guarantors or any of their respective subsidiaries or, to the knowledge of the Issuer and the Guarantors, any director, officer, agent, employee, controlled affiliate or other person associated with or acting on behalf of the Issuer, the Guarantors or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”) or the Bribery Act 2010 of the United Kingdom; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Issuer and its subsidiaries and, to the knowledge of the Issuer and the Guarantors, their respective controlled affiliates, have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA.
(ah) Compliance with Money Laundering Laws. The operations of the Issuer, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Issuer, the Guarantors and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the Guarantors, or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer or any of the Guarantors, threatened.
(ai)Compliance with Sanctions Laws. None of the Issuer, the Guarantors, any of their respective subsidiaries or, to the knowledge of the Issuer, the Guarantors, any director, officer, agent, employee or controlled affiliate of the Issuer, the Guarantors or any of their respective subsidiaries is an individual or entity (“Person”) that is, or that is owned or controlled by a Person that is, currently the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Issuer, any of the Guarantors or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund the activities of any Person that, at the time of such funding, is the subject of any Sanctions, (ii) to fund the activities of any Person in Crimea, Cuba, Iran, North Korea, Syria or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, in each case, if such funding would result in a violation by any Person (including any Person participating in the offering, whether as an underwriter, advisor, investor or otherwise) of Sanctions or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Issuer and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(aj)Solvency. On the Closing Date, after giving effect to the consummation of this offering and the Refinancing, MultiPlan Corporation and its subsidiaries on a consolidated basis will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to MultiPlan Corporation and its subsidiaries on a consolidated basis (i) the present fair market value (or present fair saleable value) of the assets of MultiPlan Corporation and its subsidiaries are not less than the total amount required to pay the liabilities of MultiPlan Corporation and its subsidiaries on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) MultiPlan Corporation and its subsidiaries are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) MultiPlan Corporation and its subsidiaries are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; and (iv) MultiPlan Corporation and its subsidiaries are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which MultiPlan Corporation and its subsidiaries are engaged.
(ak) No Restrictions on Subsidiaries. No subsidiary of the Issuer is prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is or will be subject, from paying any dividends to the Issuer, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Issuer any loans or advances to such subsidiary from the Issuer or from transferring any of such subsidiary’s properties or assets to the Issuer or any other subsidiary of the Issuer, except for any such restrictions that are permitted by the Indenture.
(al)No Broker’s Fees. None of the Issuer, the Guarantors or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(am) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Circular and the Offering Circular, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.
(an) No Integration. None of the Issuer, the Guarantors or any of their respective controlled affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ao) No General Solicitation or Directed Selling Efforts. None of the Issuer, the Guarantors or any of their respective controlled affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.
(ap) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Exhibit B hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Circular, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
(aq) No Stabilization. None of the Issuer or the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(ar)Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuer as described in each of the Time of Sale Information and the Offering Circular will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(as) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Time of Sale Information or the Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(at)Statistical and Market Data. Nothing has come to the attention of the Issuer or any Guarantor that has caused the Issuer or any Guarantor to believe that the statistical and market-related data included in each of the Time of Sale Information and the Offering Circular is not based on or derived from sources that are reliable and accurate in all material respects.
(au) Disclosure Controls. MultiPlan Corporation and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by MultiPlan Corporation in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to MultiPlan Corporation’s management as appropriate to allow timely decisions regarding required disclosure.

(av) Cybersecurity; Data Protection. Except as described in the Time of Sale Information and the Offering Circular, or except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(i).the Issuer and the Guarantors and their respective subsidiaries own, are licensed or otherwise have the right to use all material information technology systems used by the Issuer and the Guarantors and their respective subsidiaries in the operation of their businesses, including hardware, software, networks, and equipment (“IT Systems”);

(ii).there has been no security breach or other compromise of any of the Issuer’s, the Guarantors’ and their respective subsidiaries’ IT Systems, or the personal and proprietary information, including personal health information, stored thereon (“Data”), and the Issuer and the Guarantors and their respective subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems or Data; and

(iii).the Issuer and the Guarantors and their respective subsidiaries have implemented reasonable administrative, technical, and physical security with respect to its IT Systems and Data and comply with applicable laws with respect to the security of its IT Systems and Data.

4.     Further Agreements of the Issuer and the Guarantors. The Issuer and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:
(a)Delivery of Copies. The Issuer will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Circular, any other Time of Sale Information, any Issuer Written Communication and the Offering Circular (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request.
(b)Offering Circular, Amendments or Supplements. Before finalizing the Offering Circular or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Circular, the Issuer will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of the proposed Offering Circular or such amendment or supplement for review, and will not distribute any such proposed Offering Circular, amendment or supplement to which the Initial Purchasers reasonably object.
(c)Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Issuer and the Guarantors will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably object.
(d)Notice to the Initial Purchasers. The Issuer will advise the Initial Purchasers promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Circular or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the earlier of the completion of the initial offering of the Securities and 180 days after the date hereof as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Circular as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) of the receipt by the Issuer or any of the Guarantors of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer will use its commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Circular or suspending any such qualification of the Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.
(e)Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Issuer will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.
(f)Ongoing Compliance of the Offering Circular. If at any time prior to the earlier of the completion of the initial offering of the Securities and 180 days after the date hereof (i) any event shall occur or condition shall exist as a result of which the Offering Circular as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Circular is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Circular to comply with law, the Issuer will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Circular as may be necessary so that the statements in the Offering Circular as so amended or supplemented will not, in the light of the circumstances existing when the Offering Circular is delivered to a purchaser, be misleading or so that the Offering Circular will comply with law.
(g)Blue Sky Compliance. The Issuer will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request (until the first anniversary of the date hereof) and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Issuer nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(h)Clear Market. During the period from the date hereof through and including the date that is 45 days after the date hereof, the Issuer and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer or any of the Guarantors and having a tenor of more than one year.
(i)Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer and each of the Guarantors will, during any period in which MultiPlan Corporation is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(j)DTC. The Issuer will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.
(k)No Resales by the Issuer or the Guarantors. During the period from the Closing Date until one year after the Closing Date, the Issuer and the Guarantors will not, and will not permit any of their respective subsidiaries to, resell any Securities that have been acquired by any of them except for Securities resold in a transaction registered under the Securities Act.
(l)No Integration. None of the Issuer, the Guarantors or any of their respective controlled affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(m)No General Solicitation or Directed Selling Efforts. None of the Issuer, the Guarantors or any of their respective controlled affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.
(n)No Stabilization. None of the Issuer or any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(o)Perfection of Security Interests. The Issuer and the Guarantors shall take all actions necessary to maintain such security interests in the Collateral and to perfect or secure the priority of security interests in any Collateral acquired after the Closing Date, in each case, as and to the extent contemplated by the Indenture and the Security Agreements.
(p)Application of Use of Proceeds. The Issuer shall apply the net proceeds from the sale of the Notes as described in each of the Preliminary Offering Memorandum and the Offering Memorandum under the heading “Use of Proceeds”.
5.     Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Circular and the Offering Circular, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included in the Time of Sale Information or the Offering Circular, (iii) any written communication listed on Schedule 3 or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Issuer in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included in the Time of Sale Information or the Offering Circular.
6.     Conditions of Initial Purchasers’ Obligations.
(i)     The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuer and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:
(a)Representations and Warranties. The representations and warranties of the Issuer and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuer, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
(b)No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Issuer or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other debt securities or preferred stock issued or guaranteed by the Issuer or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
(c)No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of

Sale Information (excluding any amendment or supplement thereto) and the Offering Circular (excluding any amendment or supplement thereto) the effect of which in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Circular (excluding any amendment or supplement thereto).
(d)Officer’s Certificate. The Initial Purchasers shall have received on and as of the Closing Date a certificate of an executive officer of the Issuer, who is satisfactory to the Initial Purchasers (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Circular and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct and that the Issuer and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.
(e)Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Initial Purchasers, at the request of the Issuer, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Time of Sale Information and the Offering Circular; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than two business days prior to the Closing Date.
(f)Opinion and 10b-5 Statement of Counsel for the Issuer and the Guarantors. Simpson Thacher & Bartlett LLP, counsel for the Issuer and the Guarantors, shall have furnished to the Initial Purchasers, at the request of the Issuer and the Guarantors, on the Closing Date, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.
(g)Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Initial Purchasers shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Initial Purchasers, of Davis Polk & Wardwell llp, counsel for the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(h)No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.
(i)Good Standing. The Initial Purchasers shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Issuer, the Guarantors and MultiPlan Corporation in their respective jurisdictions of organization and in such other jurisdictions as the Initial Purchasers may reasonably request, in each case, in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.
(j)DTC. The Securities shall be eligible for clearance and settlement through DTC.
(k)Securities. The Securities shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the Trustee.

(l)Indenture. The Indenture shall have been duly executed and delivered by a duly authorized officer of each of the Issuer, the Guarantors and the Trustee.
(m)CFO Certificate. On the date hereof and on the Closing Date, the Initial Purchasers shall have received a certificate, dated such date and signed by the Chief Financial Officer of MultiPlan Corporation, substantially in the form agreed to prior to the date hereof.
(n)Refinancing. The Initial Purchasers shall have received evidence reasonably satisfactory to the Representative that, substantially simultaneously with the purchase of the Securities by the Initial Purchasers (i) all indebtedness outstanding pursuant to the Existing Credit Facility, and all accrued and unpaid interest, fees and other amounts owing thereunder, shall be paid in full, all commitments to extend credit under the Existing Credit Facility shall be terminated, and all liens securing obligations thereunder shall be released and (ii) the Issuer, the lenders party thereto and the New Credit Facility Agent shall have entered into the New Credit Agreement.
(o)Security Agreements. On and as of the Closing Date, the Issuer and the Guarantors shall have entered into the Security Agreements in favor of the Notes Collateral Agent, for the benefit of the Trustee and the holders of the Securities.
(p)Intercreditor Agreement. On and as of the Closing Date, the Trustee, the Notes Collateral Agent and the New Credit Facility Agent shall have entered into the Intercreditor Agreement, which shall be acknowledged by the Issuer and the Guarantors, and the Initial Purchasers shall have received counterparts, conformed as executed thereof.
(q)Perfection Certificate. The Issuer and the Guarantors shall (i) have executed and delivered a perfection certificate dated as of the Closing Date (the “Perfection Certificate”) in form and substance reasonably satisfactory to the Initial Purchasers, and (ii) have made reasonably acceptable arrangements to complete all filings and other similar actions required in connection with the perfection or priority of security interests in the Collateral as and to the extent contemplated by the Indenture and the Security Agreements on the Closing Date.
(r)UCC Financing Statements. Unless otherwise agreed upon and subject to any exceptions permitted or contemplated by the Indenture or the Security Agreements, the Representative and the Notes Collateral Agent shall have received (i) UCC financing statements (or the equivalent filing in each other jurisdiction of the Issuer or Guarantor required to be made on the Closing Date) necessary to perfect the security interests in the Collateral (to the extent such security interests can be perfected by filing) for the benefit of the Notes Collateral Agent, the Trustee and the holders of the Securities, in form for filing in the appropriate jurisdictions, and (ii) intellectual property security agreements in form for filing in the USPTO or the USCO, as applicable, in order to perfect the security interests in the intellectual property which is part of the Collateral for the benefit of the Notes Collateral Agent, the Trustee and the holders of the Securities, in each case, with the priority required by the Security Agreements.
(s)Lien Searches. The Representative shall have received certified copies of Uniform Commercial Code tax and judgment lien searches or equivalent reports or searches listing all effective financing statements, lien notices or comparable documents that name the Issuer or any Guarantor as debtor, none of which encumber the Collateral covered or intended to be covered by the Security Agreements (other than Permitted Liens).
(t)Stock Certificates. Certificates representing all of the capital stock of the Issuer’s subsidiaries, to the extent certificated and required to be pledged as Collateral under the Security Agreements shall have been delivered to the New Credit Facility Agent, as required by the Security Agreements and subject to the terms of the Intercreditor Agreement and any exceptions permitted or contemplated by the Indenture and the Security Agreements. The Initial Purchasers hereby acknowledge the satisfaction of this Section 6(u).

(u)Additional Documents. On or prior to the Closing Date, the Issuer shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.     Indemnification and Contribution.
(a)Indemnification of the Initial Purchasers. The Issuer and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Circular (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representative expressly for use therein as set forth in paragraph (b) below.
(b)Indemnification of the Issuer and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuer and each of the Guarantors, each of the Issuer’s and the Guarantors’ respective directors and officers and each person, if any, who controls the Issuer or the Guarantors, in each case, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Issuer in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Circular, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Circular (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the first sentence of the fourth paragraph, the second and third sentences of the fifth paragraph, and the statements set forth in the eighth paragraph under the heading “Plan of Distribution” in the Preliminary Offering Circular and the Offering Circular.
(c)Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representative and any such separate firm for the Issuer, the Guarantors, their respective directors and officers and any control persons of the Issuer and the Guarantors shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement unless such Indemnifying Person has (a) paid all undisputed amounts and only failed to pay amounts disputed in good faith and (b) provided detail regarding the reasons for the failure to pay amounts requested by the Indemnifying Person. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)Contribution. If the indemnification provided for in the above paragraphs (a) or (b) of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Securities and the commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)Limitation on Liability. The Issuer and the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
(f)Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
8.     Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Issuer, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by MultiPlan Corporation, the Issuer or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Circular.
9.     Defaulting Initial Purchaser.
(a)If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the nondefaulting Initial Purchasers or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Circular or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Circular that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in

Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.
(b)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.
(c)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuer or the Guarantors, except that the Issuer and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d)Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuer, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.
10.    Payment of Expenses.
(a)Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Circular, any other Time of Sale Information, any Issuer Written Communication and the Offering Circular (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuer’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may designate and the preparation, printing and distribution of a Blue Sky memorandum (including the related reasonable fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee, the Notes Collateral Agent and any paying agent (including related reasonable fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) costs relating to the creation, documentation or perfection of liens on the Collateral, including reasonable fees and expenses of counsel to the Initial Purchasers in connection with the creation, documentation or perfection of such liens; and (x) all expenses incurred by the Issuer and the Guarantors in connection with any “road show” presentation to potential investors; provided in the case of this clause (x) (A) the Initial Purchasers shall pay their own travel costs and expenses in connection with any “road show” and (B) the cost of any chartered aircraft used by the Issuer in connection with any “road show” presentation shall be borne 50% by the Issuer and 50% by the Initial Purchasers.
(b)If (i) this Agreement is terminated pursuant to Section 8, (ii) the Issuer for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement (except that if this Agreement is terminated pursuant to Section 9, the fees and expenses of any defaulting Initial Purchaser need not be reimbursed), the Issuer agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.
11.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.
12.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of (a) the Issuer and the Guarantors and (b) the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuer, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer, the Guarantors or the Initial Purchasers.
13.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.
14.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.
15.    Recognition of the U.S. Special Resolution Regimes. In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 15, the following definitions apply:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)“covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder
16.    Miscellaneous.
(a)Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.
(b)Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative: c/o Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Registration Department. Notices to the Issuer and the Guarantors shall be given to them c/o MultiPlan Corporation, 115 Fifth Avenue New York, NY 10003; Attention: Chief Financial Officer.
(c)Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
(d)Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Issuer and each of the Guarantors agree that any suit or proceeding arising in respect of this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Issuer and each of the Guarantors agree to submit to the jurisdiction of, and to venue in, such courts.
(e)Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
(f)Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(g)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuer and the Representative.
(h)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,

MPH ACQUISITION HOLDINGS LLC
By:     /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
[Signature page to Purchase Agreement]

Very truly yours,

ADMAR CORPORATION
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
ASSOCIATES FOR HEALTH CARE, INC.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
BEECH STREET CORPORATION
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
DHP ACQUISITION CORP.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
FORMOST, INC.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
HEALTHEOS BY MULTIPLAN, INC.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer

[Signature page to Purchase Agreement]

HEALTHNETWORK SYSTEMS LLC
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
HMA ACQUISITION CORPORATION
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
HST ACQUISITION CORP.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
HSTECHNOLOGY SOLUTIONS, INC.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
IHP ACQUISITION CORP.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
LAUNCHPOINT VENTURES, LLC
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Chief Executive Officer
MARS ACQUISITION CORP.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
[Signature page to Purchase Agreement]

MEDICAL AUDIT & REVIEW SOLUTIONS, INC.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
MPH INTERMEDIATE HOLDING COMPANY 1
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
MPI SUB, INC.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
MULTIPLAN HOLDING CORPORATION
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
MULTIPLAN SERVICES CORPORATION
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
MULTIPLAN, INC.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
NATIONAL CARE NETWORK, LLC
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Treasurer & Secretary
[Signature page to Purchase Agreement]

NCN ACQUISITION CORPORATION
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
PRIVATE HEALTHCARE SYSTEMS, INC.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
STATEWIDE INDEPENDENT PPO INC.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer:
TEXAS TRUE CHOICE, INC.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
VIANT HOLDINGS, INC.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer
VIANT PAYMENT SYSTEMS, INC.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer

[Signature page to Purchase Agreement]

VIANT, INC.
By:    /s/ David L. Redmond
    Name: David L. Redmond
    Title: Executive Vice President and Chief Financial Officer

[Signature page to Purchase Agreement]

Accepted: August 17, 2021
For itself and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto:
GOLDMAN SACHS & CO. LLC

By:    /s/ Trip Foley
    Name: Trip Foley
    Title: Managing Director

[Signature page to Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount
Goldman Sachs & Co. LLC	$245,070,000
Barclays Capital Inc.	$244,965,000
Citigroup Global Markets Inc.	$244,965,000
BofA Securities, Inc.	$78,750,000
Credit Suisse Securities (USA) LLC	$78,750,000
Deutsche Bank Securities Inc.	$78,750,000
UBS Securities LLC	$78,750,000
Total	$1,050,000,000

SCH 1-1

Schedule 2
Subsidiaries

Name	Jurisdiction of Formation
1.Admar Corporation	California
1.Associates for Health Care, Inc.	Wisconsin
1.Beech Street Corporation	California
1.DHP Acquisition Corp.	Delaware
1.ForMost, Inc.	Delaware
1.HealthEOS by MultiPlan, Inc.	Wisconsin
1.HealthNetwork Systems LLC	Delaware
1.HMA Acquisition Corporation	Delaware
1.HST Acquisition Corp.	Delaware
1.HSTechnology Solutions, Inc.	Delaware
1.IHP Acquisition Corp.	Delaware
1.Launchpoint Ventures, LLC	Delaware
1.MARS Acquisition Corp.	Delaware
1.Medical Audit & Review Solutions, Inc.	Delaware
1.MPH Intermediate Holding Company 1	Delaware
1.MPI Sub, Inc.	Delaware
1.MultiPlan Holding Corporation	Delaware
1.MultiPlan Services Corporation	Delaware
1.MultiPlan, Inc.	New York
1.National Care Network, LLC	Delaware
1.NCN Acquisition Corporation	Delaware
1.Private Healthcare Systems, Inc.	Delaware
1.Statewide Independent PPO Inc.	New York
1.Texas True Choice, Inc.	Delaware
1.Viant Holdings, Inc.	Delaware
1.Viant Payment Systems, Inc.	Delaware
1.Viant, Inc.	Nevada

SCH 2-1

Schedule 3
a.    Additional Time of Sale Information
1.    Pricing Supplement containing the terms of the Securities, substantially in the form of Exhibit A.
SCH 3-1

EXHIBIT A
Pricing Supplement
[Attached]
EXHIBIT A-1

MPH ACQUISITION HOLDINGS LLC

$1,050,000,000 5.50% Senior Secured Notes due 2028
August 17, 2021

Pricing Supplement
Pricing Supplement dated August 17, 2021 to the Preliminary Offering Circular dated August 16, 2021 of MPH Acquisition Holdings LLC (as supplemented through and including the date hereof, the “Preliminary Offering Circular”). This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Circular. The information in this Pricing Supplement supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular to the extent it is inconsistent with the information in the Preliminary Offering Circular. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Circular.
The aggregate principal amount of Notes to be issued in the offering has increased from $775,000,000 to $1,050,000,000, which represents an increase of $275,000,000 from the aggregate principal amount of Notes set forth in the Preliminary Offering Circular. See “Use of Proceeds” and “Changes to the Preliminary Offering Circular” below.

Issuer	MPH Acquisition Holdings LLC (the “Issuer”)
Guarantees	The Notes will be jointly and severally guaranteed on a senior secured basis by each of the Issuer’s wholly owned domestic restricted subsidiaries that guarantee the Issuer’s existing senior secured credit facilities.
Title of Securities	5.50% Senior Secured Notes due 2028 (the “Notes”)
Aggregate Principal Amount	$1,050,000,000
Distribution	144A/Regulation S; no registration rights
Maturity Date	September 1, 2028
Issue Price	100.000%
Coupon	5.50%. Interest will accrue from August 24, 2021.
Benchmark Treasury	3.125% due November 15, 2028
Benchmark Treasury Yield	1.04%
Spread to Benchmark Treasury	+ 446 basis points
Yield to Maturity	5.50%
Interest Payment Dates	March 1 and September 1 of each year, beginning on March 1, 2022

Record Dates	February 15 and August 15 of each year
Trade Date	August 17, 2021
Settlement Date	August 24, 2021
Make-Whole Redemption	Make-whole redemption at Treasury Rate + 50 basis points prior to September 1, 2024
Optional Redemption	On or after September 1, 2024, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Notes redeemed during the twelve-month period indicated beginning on September 1 of the years indicated below:
	Year	Price
	2024	102.750%
	2025	101.375%
	2026 and thereafter	100.000%
Additional Redemption Right	At any time prior to September 1, 2024, we may redeem during each 12-month period commencing on the issue date up to 10% of the aggregate principal amount of the notes at a purchase price equal to 103.000% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
Equity Clawback	Up to 40% at 105.50% prior to September 1, 2024
Change of Control	101% plus accrued and unpaid interest, if any
Use of Proceeds	The Issuer will use the net proceeds of this offering and borrowings under its $1,325 million new senior secured term loan facility (i) to repay all of its indebtedness under its existing senior term loan facility and (ii) to pay fees and expenses in connection therewith. The Issuer will use cash on hand to repay any accrued and unpaid interest on the existing senior term loan.
Joint Book-Running Managers	Goldman Sachs & Co. LLC Barclays Capital Inc. Citigroup Global Markets Inc. BofA Securities, Inc. Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. UBS Securities LLC
CUSIP and ISIN Numbers	Rule 144A CUSIP: 553283 AD4 Rule 144A ISIN: US553283AD43 Regulation S CUSIP: U6203K AE4 Regulation S ISIN: USU6203KAE48
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Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Changes to the Preliminary Offering Circular
The following changes will be made to the Preliminary Offering Circular, and other information contained in the Preliminary Offering Circular is deemed to have changed to the extent affected by the changes described below:
The amount of borrowings under the new senior secured term loan facility will equal $1,325 million.
The section of the Preliminary Offering Circular titled “Description of Notes” will be modified as follows:
Clause (24) of the exceptions to the covenant described under “Certain Covenants—Limitation on Restricted Payments” is modified as follows:
(24) any other Restricted Payment, provided that on a pro forma basis after giving effect to such Restricted Payment the Consolidated Total Debt Ratio would be equal to or less than ~~4.25~~ 4.00 to 1.0; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under this clause (24), no Event of Default described under clause (1), (2) or (6) of the first paragraph of “—Events of Default and Remedies” shall have occurred and be continuing or would occur as a consequence thereof;
Clauses (1) and (38) of the exceptions to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” is modified as follows:
The foregoing limitations will not apply to:
(1) the incurrence of Indebtedness under Credit Facilities by the Company or any of the Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount determined at the time of incurrence not to exceed the sum of (a) $3,600.0 million plus (b) the greater of (i) $720.0 million and (ii) 1.00 multiplied by Pro Forma Consolidated EBITDA for the Applicable Measurement Period plus (c) the maximum principal amount of Secured Indebtedness that could be incurred such that, after giving effect to such incurrence, the Consolidated Secured Debt Ratio would be no greater than ~~either (I) 5.00~~ 4.00 to 1.00 ~~or (II) if incurred in connection with an Acquisition or Investment, the Consolidated Secured Debt Ratio immediately prior to such Acquisition or Investment~~;
...
(38) ~~Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of any~~

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~~Guarantor in an aggregate outstanding principal amount (when aggregated with the aggregate principal amount of Refinancing Indebtedness incurred pursuant to clause (13) above in respect of such Indebtedness then outstanding) not to exceed the amount of Restricted Payments permitted under clause (3) of the first paragraph of “— Limitation on Restricted Payments” or any of the clauses (4), (8), (10) and (24) of the second paragraph under “— Limitation on Restricted Payments,” in each case at the time of such incurrence or issuance; provided that any such Indebtedness, Disqualified Stock or Preferred Stock incurred as provided above in lieu of such Restricted Payments shall reduce availability under the applicable Restricted Payment basket under the covenant described under “—Limitation on Restricted Payments” by an amount equal to the principal amount or liquidation preference of such Indebtedness, Disqualified Stock or Preferred Stock~~ [Reserved];
Clause (17) of the definition of “Permitted Liens” is modified as follows:
(17) Liens securing Indebtedness permitted to be incurred under the section “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, after giving pro forma effect to the incurrence of any such Indebtedness (and any related transactions), the aggregate amount of Indebtedness then outstanding and secured thereby shall not exceed an amount equal to the sum of (i) the greater of $200.0 million and 0.35x Pro Forma Consolidated EBITDA for the Applicable Measurement Period plus (ii) an additional amount such that (A) in the case of any Indebtedness that is secured by Liens on the Collateral that constitute, or are intended to constitute, Equal Priority Obligations, the Company shall be in compliance on a pro forma basis with, at the option of the Company, a Consolidated First Lien Debt Ratio that is no greater than ~~either (I) 5.00~~ 4.00 to 1.00 (whether or not incurred in connection with an Acquisition or Investment) ~~or (II) if incurred in connection with an Acquisition or Investment, the Consolidated First Lien Debt Ratio immediately prior to giving pro forma effect to such incurrence and such other transactions~~, (B) in the case of any Indebtedness that is secured by Liens on the Collateral that do not constitute, or are not intended to constitute, Equal Priority Obligations, the Company shall be in compliance on a pro forma basis with, at the option of the Company, (I) a Consolidated Secured Debt Ratio that is no greater than either (x) 5.00 to 1.00 (whether or not incurred in connection with an Acquisition or Investment) or (y) if incurred in connection with an Acquisition or Investment, the Consolidated Secured Debt Ratio immediately prior to giving pro forma effect to such incurrence and such other transactions or (II) a Fixed Charge

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Coverage Ratio of no less than either (x) 2.00 to 1.00 (whether or not incurred in connection with an Acquisition or Investment) or (y) if incurred in connection with an Acquisition or Investment, the Fixed Charge Coverage Ratio immediately prior to giving pro forma effect to such incurrence and such other transactions and (C) in the case of any other Indebtedness secured by Liens on assets not constituting Collateral, the Company shall be in compliance on a pro forma basis with, at the option of the Company, any of (I) a Consolidated Secured Debt Ratio of no greater than either (x) 6.50 to 1.00 (whether or not incurred in connection with an Acquisition or Investment) or (y) if incurred in connection with an Acquisition or Investment, the Consolidated Secured Debt Ratio immediately prior to giving pro forma effect to such incurrence and such other transactions (assuming, for purposes of testing the Consolidated Secured Debt Ratio pursuant to this clause (C) only, that any incurred or outstanding Liens secured by assets not constituting Collateral constitute Liens secured by Collateral) or (II) a Fixed Charge Coverage Ratio of no less than either (x) 2.00 to 1.00 (whether or not incurred in connection with an Acquisition or Investment) or (y) if incurred in connection with an Acquisition or Investment, the Fixed Charge Coverage Ratio immediately prior to giving pro forma effect to such incurrence and such other transactions, in each case, as such ratio is calculated as of the last day of the Applicable Measurement Period; provided, further, that, if such Liens are consensual Liens that are secured by the Collateral, then the Company will have the holders of the Indebtedness or other obligations secured thereby (or a representative, agent or trustee on their behalf) enter into another Customary Intercreditor Agreement providing that the consensual Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank, at the option of the Company, either equal in priority (but without regard to the control of remedies) with, or junior in priority to, the Liens on the Collateral (other than cash and Cash Equivalents) securing the Secured Notes Obligations, but in any event shall not be required to enter into a Customary Intercreditor Agreement if such Liens are on Collateral consisting solely of cash and Cash Equivalents;
The definition of “Unrestricted Subsidiary” is modified as follows:

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or

5

newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Restricted Subsidiary (other than solely any Subsidiary of the Subsidiary to be so designated); provided that
(1) such designation complies with the covenants described under “— Certain Covenants —Limitation on Restricted Payments”; and

(2) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary (other than Equity Interests in the Unrestricted Subsidiary).

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Event of Default under clause (1), (2) or (6) of “— Events of Default” shall have occurred and be continuing and all Indebtedness of such Unrestricted Subsidiary could be incurred by a Restricted Subsidiary pursuant to the covenant entitled “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and all Liens encumbering the Capital Stock of such Unrestricted Subsidiary owned by the Company or any Restricted Subsidiary would be Permitted Liens or the provisions of the covenant entitled “— Certain Covenants — Liens” shall otherwise be complied with.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of the Company or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

~~Unrestricted Subsidiaries may use value transferred from the Company and the Restricted Subsidiaries in an Investment permitted by the Indenture to purchase or otherwise acquire Indebtedness or Equity Interests of the Company, any Parent Entity or any Restricted Subsidiary, and to transfer value to the holders of the Equity Interests of the Company or any Restricted Subsidiary or any Parent Entity or to Affiliates thereof, and such purchase, acquisition, or transfer will not be deemed to be a “direct or indirect” action by the Company or the Restricted Subsidiaries.~~

6

Other information (including financial information) presented in the Preliminary Offering Circular, including any supplement thereto, is deemed to have changed to the extent affected by the changes described herein.

This material is strictly confidential and has been prepared by the Issuer solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Circular. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Circular for a complete description.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or soliciation in such jurisdiction.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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EXHIBIT B
Restrictions on Offers and Sales Outside the United States
In connection with offers and sales of Securities outside the United States:
(a)    Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.
(b)    Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
    (i)    Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.
    (ii)    (A) Neither such Initial Purchaser nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, (B) such Initial Purchaser has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its affiliates and (C) such Initial Purchaser and its affiliates and any person acting on its behalf have complied and will comply with the offering restrictions requirement of Regulation S.
    (iii)    At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (within the meaning of Regulation S) (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Securities Act or any other applicable exemption from registration requirements of the Securities Act.”

(c)    Each Initial Purchaser acknowledges that no action has been or will be taken by the Issuer that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Circular, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.
(d)    Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
    (i)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment
EXHIBIT B-1

activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantors; and
    (ii)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.
(e)    Each Initial Purchaser severally agrees that, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Securities to the public in that Relevant Member State other than:
    (i)    to any legal entity which is a qualified investor as defined in the Prospectus Directive;
    (ii)    to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the initial purchaser or the initial purchaser nominated by the Issuer for any such offer; or
    (iii)    in any other circumstances falling within Article 3(2) of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of the Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
EXHIBIT B-2